EXHIBIT 10.3

                               AMENDMENT NO. 1

            AMENDMENT NO. 1 dated as of September 3, 1999 between INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (the "Borrower") and CITIBANK, N.A., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT").

            The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of January 22, 1998, amended and restated as of March 31, 1998 and as of May 4, 1999 (the "CREDIT AGREEMENT"). The parties wish to amend the Credit Agreement as hereinafter provided, and the Required Lenders (as defined in the Credit Agreement) have consented to such amendment. Accordingly, the Administrative Agent, acting with the written consent of the Required Lenders, and the Borrower hereby agree as follows:

            SECTION 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement have the same respective meanings when used herein.


            SECTION 2. AMENDMENT. Effective as of the date hereof, but subject to Section 3 hereof, the Administrative Agent, acting with the written consent of the Required Lenders, and the Borrower agree that paragraph (b) of Section
5.02 of the Credit Agreement ("DEBT") is hereby deleted and replaced with the words "(b) Intentionally omitted."

            SECTION 3. AMENDMENT FEE. The effectiveness of this Amendment shall be subject to the condition precedent that the Borrower shall have paid, to each Lender which has executed and delivered to the Administrative Agent a consent to this Amendment on or before the date hereof, an amendment fee in the amount of $5,000.

            SECTION 4. REPRESENTATIONS. The Borrower hereby represents and warrants to the Administrative Agent for the benefit of the Lenders, as of the date hereof, that (i) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action on its part and do not contravene any applicable law or regulation or any contractual provision applicable to it or require any consent or approval of any governmental authority and (ii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. From and after the date hereof, all references in the Credit Agreement and in any other Loan Document to "this Agreement", "the Credit Agreement" and words of like import shall be deemed to refer to the Credit Agreement as amended hereby.
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            SECTION 5. MISCELLANEOUS. Except as specifically amended hereby, the
Credit Agreement and each other Loan Document are in all respects ratified and confirmed. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    INTERNATIONAL SHIPHOLDING
                                    CORPORATION

                                    By       /s/ NIELS W. JOHNSEN
                                          Name:  Niels W. Johnsen
                                          Title:  Chairman of the Board



                                    CITIBANK, N.A., as Administrative Agent

                                    By       /s/ SANJIV NAYAR
                                          Name:  Sanjiv Nayar
                                          Title:  Vice President